Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm in the Registration Statement Form S-8 pertaining to the Non-Qualified Stock Option Grants of Semtech Corporation and to the incorporation by reference therein of our report dated March 26, 2004, with respect to the consolidated financial statements and schedule of Semtech Corporation included in its Annual Report (Form 10-K) for the year ended January 25, 2004, filed with the Securities and Exchange Commission.




                                                           /s/ ERNST & YOUNG LLP

Los Angeles, California
August 31, 2004